May 16, 1996



                  ILX Incorporated: S-3 Registration Statement
                  --------------------------------------------

Gentlemen:

           We have acted as counsel to ILX Incorporated, an Arizona corporation, (the "Company") in connection with the registration by the Company of Common Stock pursuant to a registration statement and one amendment to it filed by the Company on Form S-3 with respect to the above described securities (the "Registration Statement").

           We hereby consent to the filing of our opinion (in the form of Exhibit 5 of the Registration Statement), or copies thereof, as an exhibit to the Registration Statement and all amendments to it. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC thereunder.

                                                  Very truly yours,

                                                  /s/ Colombo & Bonacci, P.C.
                                                  COLOMBO & BONACCI, P.C.

ILX Incorporated
 2777 East Camelback Road
  Phoenix, Arizona 85016